EXHIBIT 10.22

                           CASTLE DENTAL CENTERS, INC.

                                   6.36% Note
                                due May 19, 2000

$286,775                                                           May 19, 1996

        FOR VALUE RECEIVED, the undersigned, CASTLE DENTAL CENTERS, INC., a corporation organized and existing under the laws of the State of Delaware (herein called the "COMPANY"), promises to pay to M&B Dental Lab, Inc., a Florida corporation, or the holder hereof ("Payee"), the principal sum of $286,775 on May 19, 2000. Interest on the unpaid balance shall accrue and be compounded annually (but not be paid until maturity or on prepayment of principal) at the rate of 6.36% per annum from the date hereof. Upon the occurrence and during the continuation of any payment default, the rate of interest under this Note shall be increased to a rate per annum from time to time equal to the lower of (a) 16% and (b) the maximum rate, if any, permitted by applicable law, compounded quarterly.

        The Company may not prepay this Note. All unpaid principal of the Note and accrued interest on this Note shall be immediately due and payable ten days following the consummation of an underwritten public offering of the Company's common stock, $.001 par value ("Company Stock"), in which the gross proceeds (before underwriters' discounts and selling commissions) are greater than or equal to $25,000,000.00.

        Payments of both principal and interest of this Note are to be made at 29605 U.S. Highway 19N., Suite 180, Clearwater, Florida, 34621 or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America. In the event Payee is required to bring suit to effect collection of this Note, all costs of collection including attorneys fees shall be paid by the Company.

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        This Note is intended to be performed in the State of Florida and shall be construed and enforced in accordance with the law of such State, without giving effect to the conflicts or choice of law principles of such State. This
Note is subject to the terms of that certain Subordination Agreement of even date herewith by and among the Company, Payee and NationsBank of Texas, N.A., and that certain Subordination Agreement by and among the Company, Payee and the holders of the Senior Subordinated Notes (as defined therein).

                                            CASTLE DENTAL CENTERS, INC.



                                            By:_________________________________
                                                   Name:  Jack H. Castle, Jr.
                                                   Title:  President



ATTEST:



By:_________________________
        Name:  John M. Slack
        Title:  Secretary

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